Exhibit 99.1

FOR IMMEDIATE RELEASE

April 25, 2024

Codorus Valley Bancorp, Inc. Reports First Quarter 2024 Results

First quarter net income of $4.3 million compared to net income of $7.0 million in the quarter ended March 31, 2023, and $5.5 million in the quarter ended December 31, 2023;

Net interest margin of 3.34% for the quarter ended March 31, 2024, a 66-basis point decrease from the net interest margin of 4.00% for the quarter ended March 31, 2023;

Tier 1 leverage capital ratio of 10.80% for the quarter ending March 31, 2024, a 60-basis point increase from the tier 1 leverage capital ratio of 10.20% for the quarter ending March 31, 2023;

Year-to-date efficiency ratio of 73.91%; return on average assets of 0.77%; and return on equity of 8.48%;

Cash dividend of $0.17 per common share payable on May 14, 2024, to common stock holders of record on May 7, 2024.

On December 12, 2023, Codorus Valley Bancorp, Inc. (NASDAQ: CVLY) and Orrstown Financial Services, Inc. (NASDAQ: ORRF) (“Orrstown”) announced that the companies entered into an Agreement and Plan of Merger pursuant to which Codorus Valley Bancorp, Inc. will merge with and into Orrstown Financial Services, Inc. later this year, subject to receipt of regulatory and shareholder approval. As a result, the Corporation realized merger-related expenses of $118,000 in the first quarter 2024.

YORK, Pa. – Codorus Valley Bancorp, Inc. (the “Corporation”) (NASDAQ: CVLY), parent company of PeoplesBank, A Codorus Valley Company (“PeoplesBank”, or the “Bank”), today reported net income of $4.3 million or $0.44 per diluted common share, for the quarter ended March 31, 2024. This compares to net income of $7.0 million or $0.73 per diluted common share, for the quarter ended March 31, 2023, representing a decrease of $2.7 million or 39.1 percent, and compares to net income of $5.5 million or $0.57 per diluted common share for the fourth quarter of 2023, representing a decrease of $1.2 million or 22.0 percent. Excluding the impact of $118,000 in merger-related expenses, net income and diluted earnings per share, respectively, were $4.3 million(1) and $0.45(1) for the quarter ended March 31, 2024.

“In the first quarter, the PeoplesBank team continued to work through a challenging banking environment, endeavoring to position the balance sheet for future opportunities, proactively managing credit risk and maintaining both strong capital and liquidity positions. The team remains focused on retaining and expanding client relationships, as evidenced by the loan and deposit growth exhibited in the first quarter, and our longstanding commitment to supporting our community. We are eager to leverage the momentum we’ve generated when we join forces with Orrstown Financial Services later this year to establish the premier regional community bank serving South Central Pennsylvania, Central Maryland and the Greater Baltimore area,” stated Craig L. Kauffman, President, and Chief Executive Officer.

(1) Net income excluding merger-related expenses, diluted earnings per share excluding merger-related expenses, tangible book value per share and tangible book value per share without accumulated other comprehensive loss are non-GAAP financial measures. Please see Financial Highlights for disclosure and reconciliation of non-GAAP financial measures.

REVIEW OF RESULTS

Balance Sheet

Loans

Loans increased $32.5 million from December 31, 2023 to March 31, 2024, an annualized growth rate of 7.8 percent, with increases noted in commercial loans of 41.8 percent annualized growth and commercial real estate of 7.1 percent annualized growth. Nonperforming assets increased $3.4 million, or 85.0 percent to $7.4 million from December 31, 2023 to March 31, 2024. The increase was the result of several loans that exhibited deterioration during the quarter. The Bank continues to proactively manage credit quality.

Investment Securities

Investment Securities decreased $10.3 million to $339.5 million at March 31, 2024 compared to $349.8 million at December 31, 2023 due to maturities and paydowns. The tax-equivalent yield on securities for the three months ended March 31, 2024 was 2.93 percent, compared to 2.68 percent for the three months ended March 31, 2023 and 2.84 percent for the three months ended December 31, 2023. The unrealized loss on the securities portfolio was $43.0 million at March 31, 2024, compared to $40.4 million at March 31, 2023 and $40.6 million at December 31, 2023.

Borrowings

FHLB advances and other short-term borrowings decreased $26.2 million to $30.3 million at March 31, 2024 compared to $56.5 million at December 31, 2023. FHLB advances and other short-term borrowings decreased $31.1 million or 50.6 percent from $61.4 million at March 31, 2023.

Deposits

From December 31, 2023 to March 31, 2024, total Deposits increased $41.7 million, or an annualized growth pace of 8.8 percent, ending the period at $1.92 billion; noninterest-bearing accounts decreased $13.9 million or 3.7 percent; and interest-bearing accounts increased $55.7 million or 3.7 percent. The growth in interest-bearing accounts during the period was primarily attributed to time deposits, which increased $39.7 million or 8.8 percent and money market accounts, which increased $16.5 million or 2.6 percent. The average cost of interest-bearing deposits increased to 2.86 percent for the quarter ended March 31, 2024, compared to 1.43 percent for the quarter ended March 31, 2023 and 2.59 percent for the quarter ended December 31, 2023. As anticipated, the Corporation experienced downward pressure on net interest margin over the past year due to the cost of deposits and the slope of the interest rate curve.

Income Statement

The Corporation’s net interest income for the three months ended March 31, 2024 was $17.6 million, a decrease of 14.2 percent when compared to $20.6 million for the three months ended March 31, 2023 and a decrease of 8.0 percent when compared to $19.2 million for the three months ended December 31, 2023. The Corporation’s tax-equivalent net interest margin (“NIM”) was 3.34 percent for the three months ended March 31, 2024, compared to 4.00 percent for the same period in 2023 and 3.61 percent for the quarter ended December 31, 2023.

The Corporation’s provision for credit losses, which includes provision for credit losses on unfunded commitments, for the three months ended March 31, 2024 was $116,000 compared to $738,000 for the three months ended March 31, 2023 and a reversal of provision for credit losses of $767,000 for the quarter ended December 31, 2023. The Corporation’s ratio of nonperforming assets to total loans and foreclosed real estate was 0.42 percent at March 31, 2024, a 23.6 percent decrease from the nonperforming assets ratio of 0.55 percent at March 31, 2023 and an 82.6 percent increase from the nonperforming assets ratio of 0.23 at December 31, 2023.

Noninterest income for the three months ended March 31, 2024 was $4.2 million, an increase of $196,000 or 4.9 percent, compared to noninterest income of $4.0 million for the three months ended March 31, 2023 and a decrease of $64,000 or 1.5 percent compared to the three months ended December 31, 2023. The increase in the current quarter compared to the prior year, was primarily due to a loss on sales of securities in the first quarter 2023, offset by lower other income related to swap fees.

Noninterest expense was $16.3 million for the first quarter 2024, an increase of $1.5 million or 9.8 percent, as compared to noninterest expense of $14.8 million for the first quarter 2023 and a decrease of $1.0 million or 5.9 percent compared to noninterest expense of $17.3 million for the fourth quarter of 2023. During the fourth quarter 2023, the Corporation announced it has entered into an agreement to merge with Orrstown Financial Services, Inc. For the three months ended March 31, 2024 and December 31, 2023, merger-related expenses totaled $118,000 and $956,000, respectively, which included due diligence costs, legal expenses and investment banking expenses related to delivery of a fairness opinion to its Board of Directors. The Corporation expects to incur additional merger-related expenses in 2024 as it works toward consummation of the merger with Orrstown and the related merger and integration of PeoplesBank with and into Orrstown Bank. In addition to merger-related expenses, noninterest expense was impacted in the current period by higher other expense due to a reversal of expense in the prior year.

Income tax expense for the quarter ended March 31, 2024 was $1.2 million compared to $2.0 million for the same period in 2023 and $1.4 million in the quarter ended December 31, 2023. The effective tax rate for the three-month periods ended March 31, 2024, March 31, 2023 and December 31, 2023 was 21.8 percent, 22.2 percent and 20.8 percent, respectively.

Capital

Shareholders’ equity totaled $201.0 million at March 31, 2024, an increase of $1.4 million from $199.6 million at December 31, 2023. The increase was primarily attributable to net income of $4.3 million, partially offset by dividends paid of $1.6 million during the year. Other changes are related to accumulated other comprehensive loss and issuance of treasury stock.

Book value per share was $20.80 and $20.70 at March 31, 2024 and December 31, 2023, respectively. Tangible book value per share and tangible book value per share without accumulated other comprehensive loss (1) was $20.56 per share and $23.97 per share, respectively, at March 31, 2024 from $20.46 per share and $23.68 per share, respectively, at December 31, 2023, primarily the result of changes in shareholders’ equity discussed above. The Corporation’s common equity tier 1 capital ratio was 12.85 percent at March 31, 2024, an increase from 12.79 percent at December 31, 2023. At March 31, 2024, all capital ratios applicable to the Bank were above regulatory minimum levels and the Bank met the “well-capitalized” criteria under current bank regulatory guidelines. (Note that the regulatory “well-capitalized” definition is not applicable to small bank holding companies such as the Corporation).

Liquidity Risk Management

The Bank maintains a well-diversified deposit base and has a comparatively low level of uninsured deposits. At March 31, 2024, 84% of the Bank’s deposits were estimated to be FDIC-insured, and an additional 7% of deposits were fully collateralized.

The overall deposit and liquidity position of the Bank and the Corporation remain positive, with overall deposits exceeding the level at December 31, 2019, the start of the pandemic, by $324.5 million or 20.4 percent.

The Bank is a member of the IntraFi Network®, which provides reciprocal deposit alternatives allowing our clients to have the benefit of additional FDIC insurance coverage, and assisting the Bank in the management of its liquidity needs.

Dividend Declared

On April 9, 2024, the Board of Directors of the Corporation declared a regular quarterly cash dividend of $0.17 per share, payable on May 14, 2024 to common shareholders of record at the close of business on May 7, 2024.

Certain Accounting Matters

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

The Corporation uses certain non-GAAP (Generally Accepted Accounting Principles) financial measures in this Press Release. The Corporation’s management believes that the supplemental non-GAAP information provided in this press release is utilized by market analysts and others to evaluate the Corporation’s financial condition and results of operations and, therefore, such information is useful to investors. These measures have limitations as analytical tools and should not be considered a substitute for analysis of results under GAAP. These non-GAAP financial measures are reconciled to the most comparable measures following the “Financial Highlights” section of this press release.

Annualized, proforma, projected, and estimated numbers used herein are for illustrative purposes only, are not forecasts and may not reflect actual results.

About Codorus Valley Bancorp, Inc.

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Codorus Valley Bancorp, Inc.’s Common Stock is listed on the NASDAQ Global Market under the symbol “CVLY”.

Cautionary Note Regarding Forward-looking Statements

This Press Release may contain forward-looking statements by Codorus Valley Bancorp, Inc. (“Codorus Valley”, or the “Corporation”). Forward-looking statements may include information concerning the financial condition, results of operations and business of the Corporation and its subsidiaries and include, but are not limited to, statements regarding expectations or predictions of future financial or business performance or conditions relating to the Corporation and its operations. These forward-looking statements may include statements with respect to the Corporation’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation’s control). Forward-looking statements may also include, but are not limited to, discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, goals, expectations or consequences, and statements about future performance, expenses, operations, or products and services of the Corporation and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “should,” “could,” “will,” “could,” “believes,” “plans,” “expects,” “estimates,” “forecasts,” “intends,” “anticipates,” “projects,” “strives to,” “seeks,” “intends” or similar words or expressions.

Forward-looking statements are not historical facts, nor should they be relied upon as providing assurance of future performance. Forward-looking statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, including its pending merger (the “Merger”) with Orrstown Financial Services, Inc. (“Orrstown”), future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control. Note that the following factors, among others, could affect the future financial results of the Corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in these forward-looking statements:

●	changes or volatility in market interest rates and the persistence of an inflationary environment in the U.S. and our market areas and the potential for an economic downturn or recession;

●	the effects of financial challenges at other banking institutions that could lead to depositor concerns that spread within the banking industry causing disruptive deposit outflows and other destabilizing results;

●	legislative and regulatory changes, and the uncertain impact of new laws and regulations;

●	monetary and fiscal policies of the federal government;

●	the effects of changes in accounting policies and practices;

●	ineffectiveness of the Corporation’s business strategy due to changes in current or future market conditions;

●	changes in deposit flows, the cost of funds, demand for loan products and the demand for financial services;

●	the remaining effects of the COVID-19 pandemic, including on the Corporation’s credit quality and operations as well as its impact on general economic conditions;

●	competition; market volatility, market downturns, changes in consumer behavior, business closures;

●	adverse changes in the quality or composition of the Corporation’s loan, investment and mortgage-backed securities portfolios, including from the effects of the recent inflationary environment;

●	geographic concentration of the Corporation’s business;

●	deterioration of commercial real estate values;

●	the adequacy of loan loss reserves;

●	deterioration in the credit quality of borrowers;

●	the Corporation’s ability to attract and retain key personnel, especially in light of the pending Merger with Orrstown;

●	the impact of operational risks, including the risk of human error, failure or disruption of internal processes and systems, including of the Corporation’s information and other technology systems;

●	failure or circumvention of our internal controls;

●	the Corporation’s ability to keep pace with technological changes;

●	breaches of security or failures of the Corporation to identify and adequately address cybersecurity and data breaches;

●	changes in government regulation and supervision and the potential for negative consequences resulting from regulatory examinations, investigations and violations, in particular, the effect that such occurrences could have on the pending Merger with Orrstown;

●	the effects of adverse outcomes from claims and litigation;

●	occurrence of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, epidemics or pandemics, an outbreak or escalation of hostilities or other geopolitical instabilities, the effects of climate change or extraordinary events beyond the Corporation’s control, and the Corporation’s ability to deal effectively with disruptions caused by the foregoing; and

●	economic, competitive, governmental and technological factors affecting the Corporation’s operations, markets, products, services and fees.

In addition to the foregoing factors with respect to the Corporation’s business, the following factors and uncertainties exist with respect to the pending Merger with Orrstown:

●	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive agreement and plan of merger between the Corporation and Orrstown;

●	the outcome of any legal proceedings that may be instituted against the Corporation or Orrstown;

●	delays in completing the pending Merger;

●	the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the pending Merger) or shareholder approvals;

●	the failure to satisfy any of the other conditions to the pending Merger on a timely basis or at all, including the ability of the Corporation or Orrstown to meet expectations regarding the timing, completion and accounting and tax treatments of the pending Merger;

●	the possibility that the anticipated benefits of the pending Merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Corporation and Orrstown do business;

●	the possibility that the pending Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

●	the possibility that revenues following the pending Merger may be lower than expected; the impact of certain restrictions during the pendency of the pending Merger on the parties’ ability to pursue certain business opportunities and strategic transactions;

●	diversion of management’s attention from ongoing business operations and opportunities;

●	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or the completion of the pending Merger;

●	the ability to complete the pending Merger and integration of the Corporation and Orrstown successfully;

●	the dilution caused by Orrstown’s issuance of additional shares of its capital stock in connection with the pending Merger; and

●	the potential impact of general economic, political or market factors on the companies or the pending Merger and other factors that may affect future results of the Corporation or Orrstown.

The Corporation does not commit to update or revise any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this report. Further information regarding Codorus Valley, Orrstown and factors which could affect the forward-looking statements contained herein can be found in Codorus Valley’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2023 and its other filings with the SEC, and in Orrstown’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its other filings with the SEC. SEC filings are available free of charge on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the pending Merger and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Orrstown, Codorus Valley or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information About the Merger and Where to Find It

In connection with the pending Merger, Orrstown intends to file a registration statement on Form S-4 with the SEC that will include a joint proxy statement of Codorus Valley and Orrstown and a prospectus of Orrstown, which will be distributed to the shareholders of Codorus Valley and Orrstown in connection with their votes on the Merger of Codorus Valley with and into Orrstown and the issuance of Orrstown common stock in the pending transaction.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PENDING TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PENDING MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain these documents, and any other documents Orrstown and Codorus Valley have filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing Orrstown’s website at www.Orrstown.com under the “Investor Relations” link and then under the heading “Documents,” or by accessing Codorus Valley’s website at ir.peoplesbanknet.com. In addition, documents filed with the SEC by Orrstown or Codorus Valley will be available free of charge by writing to (i) Orrstown at 4750 Lindle Road, Harrisburg, PA 17111, Attention: Neil Kalani or (ii) Codorus Valley at 105 Leader Heights Road, York, PA 17403, Attention: Daniel R. Stolzer.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Orrstown may be deemed to be participants in the solicitation of proxies from the shareholders of Orrstown in connection with the pending Merger. Information about Orrstown’s directors and executive officers is included in the proxy statement for its 2024 annual meeting of Orrstown’s shareholders, which was filed with the SEC on March 22, 2024.

The directors, executive officers and certain other members of management and employees of Codorus Valley may also be deemed to be participants in the solicitation of proxies in connection with the pending Merger from the shareholders of Codorus Valley. Information about the directors and executive officers of Codorus Valley is included in the proxy statement for its 2023 annual meeting of Codorus Valley shareholders, which was filed with the SEC on March 31, 2023 and in Part III of Codorus Valley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed on March 12, 2024.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the pending Merger may be obtained by reading the joint proxy statement/prospectus regarding the pending Merger when it becomes available. Free copies of this document may be obtained as described above.

Questions or comments concerning this Press Release should be directed to:

Codorus Valley Bancorp, Inc.
Craig L. Kauffman	Larry D. Pickett
President and CEO	Chief Financial Officer
717-747-1501	717-747-1502
ckauffman@peoplesbanknet.com	lpickett@peoplesbanknet.com

CODORUS VALLEY BANCORP, INC.

Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,	March 31,
(Dollars in thousands, except share and per share data)	2024	2023	2023

Assets
Interest bearing deposits with banks	$11,128	$10,882	$83,266
Cash and due from banks	15,534	22,809	19,999
Total cash and cash equivalents	26,662	33,691	103,265
Securities, available-for-sale, at fair value (amortized cost $382,516 at March 31, 2024 and $390,397 at December 31, 2023, respectively)	339,495	349,767	349,850
Restricted investment in bank stocks, at cost	3,186	3,146	2,955
Loans held for sale	958	822	0
Loans (net of deferred fees of $3,636 - 2024 and $3,752 - 2023)	1,739,269	1,705,608	1,647,881
Less-allowance for credit losses	(21,645)	(20,506)	(21,544)
Net loans	1,717,624	1,685,102	1,626,337
Premises and equipment, net	19,090	19,563	21,297
Operating leases right-of-use assets	2,591	2,746	2,933
Goodwill	2,301	2,301	2,301
Other assets	96,686	97,660	89,789
Total assets	$2,208,593	$2,194,798	$2,198,727
Liabilities
Deposits
Noninterest bearing	$365,358	$379,288	$453,351
Interest bearing	1,549,705	1,494,054	1,436,034
Total deposits	1,915,063	1,873,342	1,889,385
Short-term borrowings	30,314	56,541	61,371
Long-term debt and junior subordinated debt	11,513	11,520	11,543
Subordinated notes - face amount $31,000 (less discount and debt issuance cost of $135 at March 31, 2024 and $155 at December 31, 2023)	30,865	30,845	30,784
Operating leases liabilities	2,687	2,848	3,059
Allowance for credit losses on off-balance sheet credit exposures	1,503	2,278	2,135
Other liabilities	15,654	17,819	15,504
Total liabilities	2,007,599	1,995,193	2,013,781
Shareholders’ equity
Preferred stock, par value $2.50 per share; 1,000,000 shares authorized; no shares issued or outstanding	0	0	0
Common stock, par value $2.50 per share; 30,000,000 shares authorized; shares issued: 9,883,660 at March 31, 2024 and December 31, 2023; and shares outstanding: 9,662,378 at March 31, 2024 and 9,642,851 at December 31, 2023	24,709	24,709	24,709
Additional paid-in capital	142,816	142,633	142,098
Retained earnings	71,249	68,633	55,456
Accumulated other comprehensive loss	(32,911)	(31,082)	(30,941)
Treasury stock shares outstanding, at cost: 221,282 shares at March 31, 2024 and 240,809 at December 31, 2023	(4,869)	(5,288)	(6,376)
Total shareholders’ equity	200,994	199,605	184,946
Total liabilities and shareholders’ equity	$2,208,593	$2,194,798	$2,198,727

CODORUS VALLEY BANCORP, INC.

Consolidated Statements of Income (Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2024	2023	2023
Interest income
Loans, including fees	$26,855	$26,967	$23,034
Investment securities:
Taxable	2,651	2,781	2,457
Tax-exempt	109	108	101
Dividends	74	(90)	17
Other	155	176	684
Total interest income	29,844	29,942	26,293
Interest expense
Deposits	10,738	9,800	5,137
Federal funds purchased and other short-term borrowings	878	385	38
Long-term debt and junior subordinated debt	217	222	194
Subordinated notes	369	369	369
Total interest expense	12,202	10,776	5,738
Net interest income	17,642	19,166	20,555
Provision for (recovery of) credit losses - loans	891	(833)	492
(Recovery of) provision for credit losses - unfunded commitments	(775)	66	246
Net interest income after provision for credit losses	17,526	19,933	19,817
Noninterest income
Trust and investment services fees	1,421	1,261	1,202
Income from mutual fund, annuity and insurance sales	314	299	369
Service charges on deposit accounts	1,455	1,529	1,485
Income from bank owned life insurance	414	405	322
Other income	467	773	862
Gain on sale of loans held for sale	105	27	10
(Loss) gain on sale of assets held for sale	0	(54)	118
Loss on sales of securities	0	0	(388)
Total noninterest income	4,176	4,240	3,980
Noninterest expense
Personnel	9,879	10,031	9,042
Occupancy of premises, net	894	926	978
Furniture and equipment	828	924	838
Professional and legal	283	444	467
Marketing	312	304	276
FDIC insurance	246	244	250
Debit card processing	470	520	478
External data processing	1,111	1,015	1,010
Merger-related expenses	118	956	0
Committee & Director Fees	320	617	358
PA shares tax	363	303	343
Impaired (recovery of) loan carrying cost	74	(119)	(98)
Other	1,363	1,120	869
Total noninterest expense	16,261	17,285	14,811
Income before income taxes	5,441	6,888	8,986
Provision for income taxes	1,186	1,435	1,994
Net income	$4,255	$5,453	$6,992
Net income per share, basic	0.44	0.57	0.73
Net income per share, diluted	0.44	0.57	0.73

Codorus Valley Bancorp, Inc.

Financial Highlights

Selected Financial Data (Unaudited)

	Quarterly
	2024	2023	2023	2023	2023
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Earnings and Per Share Data (1) (in thousands, except per share data)
Net income	$4,255	$5,453	$5,917	$6,611	$6,992
Basic earnings per share	$0.44	$0.57	$0.62	$0.69	$0.73
Diluted earnings per share	$0.44	$0.57	$0.61	$0.69	$0.73
Cash dividends paid per share	$0.17	$0.17	$0.17	$0.16	$0.16
Book value per share	$20.80	$20.70	$19.06	$19.34	$19.28
Tangible book value per share (2)	$20.56	$20.46	$18.82	$19.10	$19.04
Tangible book value per share without AOCI (8)	$23.97	$23.68	$23.28	$22.81	$22.26
Average shares outstanding	9,649	9,629	9,616	9,600	9,585
Average diluted shares outstanding	9,670	9,644	9,631	9,610	9,612

Performance Ratios (%)
Return on average assets (3)	0.77	1.00	1.08	1.22	1.29
Return on average equity (3)	8.48	11.69	12.64	14.17	15.45
Net interest margin (4)	3.34	3.61	3.64	3.81	4.00
Efficiency ratio (5)	73.91	73.28	66.95	64.19	59.05
Net overhead ratio (3)(6)	2.19	2.40	2.14	2.10	1.93

Asset Quality Ratios (%)
Net loan charge-offs to average loans (3)	(0.06)	0.03	(0.15)	0.20	0.15
Allowance for credit losses to total loans (7)	1.24	1.20	1.26	1.23	1.31
Nonperforming assets to total loans and foreclosed real estate	0.42	0.23	0.47	0.70	0.55

Capital Ratios (%)
Average equity to average assets	9.10	8.57	8.55	8.58	8.38
Tier 1 leverage capital ratio	10.80	10.75	10.50	10.38	10.20
Common equity Tier 1 capital ratio	12.85	12.79	12.52	12.37	12.19
Tier 1 risk-based capital ratio	13.40	13.35	13.08	12.94	12.76
Total risk-based capital ratio	16.34	16.23	16.01	15.85	15.75

(1) per share amounts and shares outstanding were adjusted for stock dividends

(2) non-GAAP measure - book value less goodwill and core deposit intangibles; see reconciliation below

(3) annualized for the quarterly periods presented

(4) net interest income (tax-equivalent) as a percentage of average interest earning assets

(5) noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)

(6) noninterest expense less noninterest income as a percentage of average assets

(7) excludes loans held for sale

(8) non-GAAP measure - book value less accumulated other comprehensive income; see reconciliation below

Reconciliation of Non-GAAP Financial Measures (Tangible Book Value and Tangible Book Value without AOCI and Adjusted Net Income)

	2024	2023	2023	2023	2023
(in thousands, except per share data)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Total Shareholders’ Equity	$200,994	$199,605	$183,363	$185,869	$184,946
Less: Goodwill and Other Intangible Assets	(2,301)	(2,301)	(2,302)	(2,302)	(2,303)
Tangible Shareholders’ Equity	$198,693	$197,304	$181,061	$183,567	$182,643
Add: Accumulated Other Comprehensive Loss	32,911	31,082	42,869	35,650	30,941
Tangible Shareholders’ Equity without AOCI	$231,604	$228,386	$223,930	$219,217	$213,584

Common Shares Outstanding	9,662	9,644	9,619	9,611	9,594
Book Value Per Share	$20.80	$20.70	$19.06	$19.34	$19.28
Effect of Intangible Assets	(0.24)	(0.24)	(0.24)	(0.24)	(0.24)
Tangible Book Value Per Share	$20.56	$20.46	$18.82	$19.10	$19.04

Book Value Per Share	$20.80	$20.70	$19.06	$19.34	$19.28
Effect of Intangible Assets and AOCI	3.17	2.98	4.22	3.47	2.98
Tangible Book Value Per Share without AOCI	$23.97	$23.68	$23.28	$22.81	$22.26

	Quarterly
	2024	2023	2023
(in thousands, except per share data)	1st Qtr	4th Qtr	1st Qtr
Average Diluted Shares Outstanding	9,670	9,644	9,612
Net Income	$4,255	$5,453	$6,992
Plus: Merger-related expenses	118	956	-
Less: Related tax effect	25	200	-
Adjusted Net Income	$4,348	$6,209	$6,992
Adjusted Diluted Earnings Per Share	$0.45	$0.64	$0.73

This report contains certain financial information determined by methods other than in accordance with GAAP. This non-GAAP disclosure has limitation as an analytical tool and should not be considered in isolation or as a substitute for the analysis of the Corporation’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses this non-GAAP measure in its analysis of our performance because it believes this measure is material and will be used as a measure of our performance by investors.

ANALYSIS OF NET INTEREST INCOME

Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)

	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
(Dollars in thousands)	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate

Assets
Interest bearing deposits with banks	$11,125	$155	5.62%	$12,724	$176	5.46%	$60,286	$684	4.60%
Investment securities:
Taxable	369,223	2,725	2.97	371,949	2,691	2.87	369,154	2,474	2.72
Tax-exempt	22,436	131	2.35	22,476	132	2.33	23,537	125	2.15
Total investment securities	391,659	2,856	2.93	394,426	2,822	2.84	392,691	2,599	2.68
Loans:
Taxable (1)	1,707,857	26,687	6.28	1,682,403	26,797	6.32	1,613,154	22,860	5.75
Tax-exempt	21,078	207	3.95	21,359	210	3.90	22,597	217	3.89
Total loans	1,728,935	26,894	6.26	1,703,762	27,007	6.29	1,635,751	23,077	5.72
Total earning assets	2,131,719	29,905	5.64	2,110,913	30,005	5.64	2,088,728	26,360	5.12
Other assets (2)	73,213			65,067			71,428
Total assets	$2,204,932			$2,175,980			$2,160,156
Liabilities and Shareholders’ Equity
Deposits:
Interest bearing demand	$909,735	5,987	2.65%	$914,832	5,918	2.57%	$902,917	3,461	1.55%
Savings	131,143	10	0.03	136,622	11	0.03	160,062	12	0.03
Time	471,386	4,741	4.05	447,884	3,873	3.43	393,732	1,664	1.71
Total interest bearing deposits	1,512,264	10,738	2.86	1,499,338	9,800	2.59	1,456,711	5,137	1.43
Short-term borrowings	68,001	878	5.19	36,836	385	4.15	12,894	38	1.20
Long-term debt and junior subordinated debt	14,270	217	6.12	14,395	222	6.12	14,690	194	5.37
Subordinated notes	30,858	369	4.81	30,838	369	4.75	30,777	369	4.86
Total interest bearing liabilities	1,625,393	12,202	3.02	1,581,406	10,776	2.70	1,515,072	5,738	1.54
Noninterest bearing deposits	361,215			388,589			444,416
Other liabilities	17,586			19,473			18,250
Shareholders’ equity	200,738			186,511			182,418
Total liabilities and shareholders’ equity	$2,204,932			$2,175,980			$2,160,156
Net interest income (tax equivalent basis)		$17,703			$19,229			$20,622
Net interest margin (3)			3.34%			3.61%			4.00%
Tax equivalent adjustment		(61)			(63)			(67)
Net interest income		$17,642			$19,166			$20,555

(1) Average balances include nonaccrual loans.

(2) Average balances include bank owned life insurance and foreclosed real estate.

(3) Net interest income (tax-equivalent basis) annualized as a percentage of average interest earning assets.